EXHIBIT 99.1

Slide Presentation dated May 2013

(Cover)
Southwestern Energy

May 2013 Update

NYSE: SWN

The upper left side of this slide contains a SWN employee assisting with a volunteer project.  The upper right side of this slide contains a scenic view of the Marcellus countryside.  The bottom left side of this slide contains a drilling rig operating in the Marcellus Shale play.  The bottom right side of this slide contains a compressed natural gas (CNG) station with a price of $1.60 gallon of gas equivalent (GGE) located in Damascus, Arkansas.

 (Slide 1)
Southwestern Energy Company

General Information

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration and production and natural gas gathering and marketing.

Market Data as of May 1, 2013

NYSE: SWN
Shares of Common Stock Outstanding	351,522,140
Market Capitalization	$12,841,000,000
Institutional Ownership	91.6%
Management and Board Ownership	2.0%
52-Week Price Range	$25.82 (6/13/12) - $39.26 (4/11/13)

Investor Contacts

Steve Mueller
President and Chief Executive Officer

Phone:	(281) 618-4800
Fax:	(281) 618-4820

Brad D. Sylvester, CFA
Vice President, Investor Relations

Phone:	(281) 618-4897
Fax:	(281) 618-4820

(Slide 2)
Forward-Looking Statements

All statements, other than historical facts and financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to fund the company’s planned capital investments; the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play overall as well as relative to other productive shale gas plays; the impact of government regulation, including any increase in severance or similar taxes, legislation relating to hydraulic fracturing, the climate and over the counter derivatives; the costs and availability of oilfield personnel, services and drilling supplies, raw materials, and equipment, including pressure pumping equipment and crews; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s future property acquisition or divestiture activities; the impact of the adverse outcome of any material litigation against the company; the effects of weather; increased competition and regulation; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

The contents of this presentation are current as of May 2, 2013.

(Slide 3)
About Southwestern

* Focused on exploration and production of natural gas.
* 4.0 Tcfe of reserves; 7.1 R/P at year-end 2012.

* E&P strategy built on organic growth through the drillbit.
* Approximately 75% of planned E&P capital allocated to drilling in 2013.

* Track record of adding significant reserves at low costs.
* From 2007 to 2011, we’ve averaged over 38% annual production growth and 23% reserve growth and annually replaced over 325% of our production at an F&D cost of $1.36 per Mcfe(1).

* Strategy built on the Formula:
The Right People doing the Right Things, wisely investing the cash flow from the underlying Assets will create Value+.
(1) Reserve replacement ratio and finding and development costs exclude reserve revisions and capital investment in our sand facility, drilling rig related and ancillary equipment.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 4)
First Quarter 2013 Highlights

* First Quarter 2013 Highlights
* Production up 11%, due to strong Fayetteville and Marcellus results.
* Recorded highest first quarter cash flow in company history, primarily driven by low cash operating costs (1) and the continued strong growth from our Midstream business.

* Currently drilling on 3 New Ventures ideas – the Lower Smackover Brown Dense formation in southern Arkansas and northern Louisiana, the Marmaton/Atoka oil play in Colorado and the Bakken/Three Forks play in Montana

* Strong balance sheet and financial position as of March 31, 2013:
* Debt-to-book capitalization ratio of 36%
* $1.5 billion revolving credit facility with $35 million drawn.
* Cash and restricted cash on hand of approximately $25 million

* Strong Growth and Low-Cost Operations Set the Stage for a Record 2013
* 2013 projected capital investment program of $2.0 billion.(2)
* 2013 production projected to grow 13%.

(1) (2)

Cash operating costs for the three months ended March 31, 2013 include lease operating expenses ($0.81/Mcfe), general and administrative expenses ($0.21/Mcfe), taxes other than income taxes ($0.12/Mcfe) and net interest expense ($0.04/Mcfe).

Excludes the pending acquisition of properties in the Marcellus Shale announced in April 2013.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 5)
Proven Track Record

This slide contains bar charts for the periods ended December 31.

	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Production (Bcfe)	40	41	54	61	72	113	195	300	405	500	565
Average Realized Gas Price ($/Mcf)	$ 3.00	$ 4.20	$ 5.21	$ 6.51	$ 6.55	$ 6.80	$ 7.52	$ 5.30	$ 4.64	$ 4.19	$ 3.44
Proved Reserves (Bcfe)	415	503	646	827	1,026	1,450	2,185	3,657	4,937	5,893	4,018
EBITDA ($MM)(1)	$ 99	$ 151	$ 255	$ 346	$ 415	$ 675	$ 1,362	$ 1,368	$ 1,612	$ 1,780	1,636
F&D Cost ($/Mcfe) (2)	$ 0.99	$ 1.32	$ 1.43	$ 1.70	$ 2.72	$ 2.55	$ 1.53	$ 0.86	$ 1.02	$ 1.31	$ 2.08

Note: Reserve data includes reserve revisions and excludes capital investments in our sand facility, drilling rig related and ancillary equipment.

(1) EBITDA is a non-GAAP financial measure.  See explanation and reconciliation of EBITDA on page 35.

(2) Excludes reserve revisions and excludes capital investments in our sand facility, drilling rig related and ancillary equipment.

(Slide 6)
Areas of Operations

This slide contains a map of Arkansas, Louisiana, Oklahoma, Texas and Pennsylvania with shadings to denote the Ark-La-Tex region, the Fayetteville Shale and the Marcellus Shale.

Exploration & Production Segment

* 2012:	4,018 Bcfe of Reserves
Production – 565.0 Bcfe
* 2013 Est. Production: 631-642 Bcfe

New Ventures

* Brown Dense – Approx. 507,000 net acres
* Colorado – Approx. 302,000 net acres
* New Brunswick – Approx. 2.5 million acres
* Undisclosed Ventures – Approx. 495,000 net acres

Fayetteville Shale

* Reserves: 2,988 Bcf (75%)
* Production: 485.5 Bcf (86%)
* Net Acres: 913,502 (12/31/12)

Ark-La-Tex

* Reserves: 213 Bcfe (5%)
* Production: 25.6 Bcfe (5%)
* Net Acres: 163,627 (12/31/12)

Marcellus Shale

* Reserves: 816 Bcf (20%)
* Production: 53.6 Bcf (9%)
* Net Acres: 337,300 (4/30/13)

* Southwestern’s E&P segment operates in Arkansas, Texas, Pennsylvania, Louisiana, Oklahoma, and New Brunswick.
* Midstream Services segment provides marketing and gathering services for the E&P business.

Notes:

ArkLaTex acreage excludes 124,563 net acres in the conventional Arkoma Basin operating area that are also within the company’s Fayetteville Shale focus area. Reserves and acreage as of December 31, 2012. Production is a total annual amount for 2012.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 7)
Capital Investments

This slide contains a bar chart of company capital investments, summarized as follows (in $ Millions):

								2013
	2006	2007	2008	2009	2010	2011	2012	Plan (1)
Corporate & Other	$ 32	$ 16	$ 17	$ 30	$ 73	$ 69	$ 55	$ 40
Midstream Services	49	107	183	214	271	161	165	160
Drilling Rigs	94	5	-	-	-	-	-	-
Property Acquisitions	18	2	-	-	1	-	-	-
Cap. Expense & Other E&P	62	77	153	190	185	220	269	318
Leasehold & Seismic	70	166	149	114	215	257	196	123
Development Drilling	421	1,110	1,255	1,257	1,370	1,486	1,257	1,274
Exploration Drilling	196	20	39	4	5	14	139	70
Total	$ 942	$ 1,503	$ 1,796	$ 1,809	$ 2,120	$ 2,207	$ 2,081	$ 1,985

Additionally, this slide contains a pie chart of the company's planned 2012 capital investments by area of operation, summarized as follows:

% of Total
Capital Investments
Fayetteville Shale	42%
Marcellus	35%
Midstream	8%
New Ventures	12%
Corp/Other	2%
Other Areas	1%

* E&P capital program heavily weighted to low-risk development drilling in 2013.
* Plan to invest approximately $900 million in the Fayetteville Shale and $800 million in the Marcellus Shale (including Midstream) in 2013.
(1) Excludes the pending acquisition of properties in the Marcellus Shale announced in April 2013.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 8)
Fayetteville Shale Focus Area

This slide contains a map of the Fayetteville Shale Focus Area in Arkansas.  Well locations for all wells drilled from inception of the play through March 31, 2013 are indicated on the map by initial production rate in the following ranges: less than or equal to 3MMcf/d, greater than 3MMcf/d, greater than 5MMcf/d, and greater than 5MMcf/d from 3/31/12 to 3/31/13.

*  SWN holds approx. 914,000 net acres in the Fayetteville Shale play (approx 1,400 sq. miles).

*  Mississippian-age shale, geological equivalent of the Barnett Shale in north Texas.

*  SWN discovered the Fayetteville Shale and has first mover advantage – average acreage cost of $313 per acre with a 15% royalty and average working interest of 74%.

*  We plan to drill approximately 385-390 operated wells in 2013.

Notes:    Rates are AOGC Form 13 and Form 3 test rates.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 9)
Fayetteville Shale – Continuous Improvement

	2007	2008	2009	2010	2011	2012
Days to Drill	17.5	13.6	11.7	10.9	7.9	6.7
Lateral Length (in feet)	2,657	3,619	4,100	4,528	4,836	4,833
Well Cost ($ in millions)	$2.9	$3.0	$2.9	$2.8	$2.8	$2.5
F&D Cost ($ per Mcfe)	$2.39	$1.44	$0.80	$1.04	$1.11	$2.53
Production (in Bcfe)	53.5	134.5	243.5	350.2	436.8	485.5
Reserves (in Bcfe)	716	1,545	3,117	4,345	5,104	2,988

2012 Change Over 2007
Days to Drill	-62%
Lateral Length (in feet)	+82%
Well Cost ($ in millions)	-14%
Production (in Bcfe)	+807%
Reserves (in Bcfe)	+317%

*  Continuous improvement in our Fayetteville Shale operations – completed lateral length has increased 82% over the last four years holding total well costs decreased 14%.

*  Vertical integration and contiguous acreage position allow us significant economies of scale and operating flexibility.

Note: Finding and development costs exclude revisions and capital investments in our sand facility, drilling rig related and ancillary equipment.

(Slide 10)

Midstream - Adding Value Beyond the Wellhead

This slide contains a map of several counties in Arkansas where the company's Fayetteville Shale Focus Area is located.  These counties include Johnson, Pope, Van Buren, Cleburne, Logan, Yell, Conway, Faulkner and White.  Lines trace DeSoto Gathering Lines and the Ozark, Centerpoint, Boardwalk, NGPL, MRT and TETCO transmission pipelines.  Compression facilities are also indicated on the map.

*	SWN’s Fayetteville Shale gathering system is one of the largest in the U.S.

*	At March 31, 2013, gathering approximately 2.2 Bcf per day through 1,859 miles of gathering lines.

*	SWN has total firm transportation for the Fayetteville Shale of 2.0 Bcf per day.

*	2012 EBITDA(1) of $338.8 million; Projected EBITDA of $355-$360 million in 2013.

Note:  Map as of March 31, 2013.

(1) EBITDA is a non-GAAP financial measure.  See explanation and reconciliation of EBITDA on page 35.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 11)

Marcellus Shale

This slide contains a map of several counties in Pennsylvania and New York and certain well production data.  The company's acreage positions are highlighted (SWN Leasehold highlighted yellow and Acquisition Leasehold highlighted blue).  This chart also notes planned wells in 2013 for Lycoming County (11 wells), Bradford County (32 wells), and Susquehanna County (44 wells).  Lines trace the Transco, Tennessee Gas, Millennium, Stagecoach, PVR Line, and Bluestone transmission pipelines.

*	We hold approximately 337,300(1) net acres in Northeast Pennsylvania.

*	Purchased approximately 162,000 net acres in April 2013 for $93 million.

*	On March 31, 2013, gross operated production was approximately 359 MMcf/d from 92 operated horizontal wells.

*	We plan to drill up to 86-88 wells in 2013.

(1) Includes acreage we have agreed to purchase on April 29, 2013.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 12)

Marcellus Shale - Horizontal Well Performance

The graph contained in this slide provides average daily production data through March 31, 2013, for the company's horizontal wells drilled in the Marcellus Shale.  This graph displays a composite curve showing the results of the company's horizontal wells with less than 9 stages (4 well), 9-12 stages (42 wells), and greater than 12 stages (46 wells).The production data is compared to 10 Bcf, 8 Bcf, 6 Bcf, and 4 Bcf typecurves from the company's reservoir simulation shale gas model.

Additionally, this slide contains a line graph displaying gross production in MMcf/d for the Marcellus Shale from September 1, 2010 to December 31, 2012. Gross operated production of approx. 359 MMcf/d as of March 31, 2013.

Notes: Data as of March 31, 2013.

(Slide 13)
Brown Dense Exploration Project

This slide displays the location of the Lower Smackover Brown Dense play, located on the border of Arkansas and Louisiana, in comparison to East Texas, Arkoma Basin, and Fayetteville Shale plays.  The Lower Smackover Brown Dense map highlights oil and gas fields within the project. The map also displays SWN drilled wells, SWN 2013 Plan, and OBO wells. Included in the Lower Smackover Brown Dense map is the location of SWN’s first well Roberson (TA’d) Peak of 103 bo and 180 Mcf, second well Garret (Shut-in) Peak of 301 bo of 1,720 Mcf, third well BML peak of 421 bo and 3,900 Mcf, fouth well Johnson-Vert (shut in after flowback) fifth well Dean- vertical testing peak of 214 bo and 1,207 Mcf, sixth well Doles peak of 435 bo and 2,500 Mcf, seventh well Dean-Hzl is being completed, and the eighth well Sharp-Vert is being completed.

* SWN currently holds 507,000 net acres in Lower Smackover Brown Dense play. Total land cost of approx. $419 per acre; 81% NRI; leases have 4-year terms and 4-year extensions.
* Targeting oil window in Upper Jurassic age, kerogen-rich carbonate in southern Arkansas and northern Louisiana with horizontal drilling.
* Targeting 300 to 550 feet thick section at depths of 8,000 - 11,000 feet.
* Three wells placed on production.
* Completing two wells in the second quarter of 2013.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 14)
Denver Julesburg Basin Exploration Project

This slide displays the location of the Denver Julesburg Basin Exploration Project, located on the border of Colorado, Wyoming, Nebraska, and Kansas. The location of the Las Animas Arch, Ewertz Farm 1-58 #1-26H well  (Shut-in), and Staner 5-58 #1-#8  well  (Completing) is denoted.

* SWN held 302,000 net acres at 12/31/12 with a total land cost of approx. $172 per acre; 85% NRI; leases with 5-year terms and 3-year extensions
* Targeting unconventional oil in late Pennsylvanian-age carbonates and shales with thicknesses of 300 - 750 feet at depths of 8,000 - 10,500 feet

* Currently completing a lateral in Staner 5-58 #1-8 in the Marmaton formation

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 15)
Outlook for 2013

*  Production target of 631-642 Bcfe in 2013 (estimated growth of ~13%).

	2012	2013 Guidance
	Actual	NYMEX Price Assumption
	$2.79 Gas	$3.50 Gas	$3.75 Gas	$4.00 Gas
	$94.94 Oil	$85.00 Oil	$85.00 Oil	$85.00 Oil
Adj. Net Income	$485.2 MM(1)	$580-$590 MM	$620-$630 MM	$665-$675 MM
Adj. Diluted EPS	$1.39(1)	$1.66-$1.69	$1.77-$1.80	$1.90-$1.93
EBITDA(2)	$1,636.1 MM	$1,860-$1,870 MM	$1,930-$1,940 MM	$2,005-$2,015 MM
Net Cash Flow (2)	$1,598.9 MM	$1,800-$1,810 MM	$1,870-$1,880 MM	$1,940-$1,950 MM
CapEx	$2,080.5 MM	$1,985 MM(3)	$1,985 MM(3)	$1,985 MM(3)
Debt %	35%(4)	33%-35%	32%-34%	31%-33%

(1)

Adjusted net income and adjusted diluted EPS for 2012 excludes $1,192.4 million after-tax non-cash ceiling test impairment and $0.2 million (after-tax) unrealized gain on derivative contracts. Both are non-GAAP financial measures.

(2)	Net cash flow is net cash flow before changes in operating assets and liabilities. Net cash flow and EBITDA are non-GAAP financial measures.
(3)	Excludes the pending acquisition of properties in the Marcellus Shale announced in April 2013.
(4)	2012 projected book capitalization includes the effect of the $1,192.4 million after-tax non-cash ceiling test impairments records in 2012.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 16)
The Road to V+

* Invest in the Highest PVI Projects.

* Flexibility in 2013 Capital Program.

* Maintain Strong Balance Sheet.

* Deliver the Numbers.
* Production and Reserves.
* Maximize Cash Flow.

* Curiosity to Learning to Innovation to V+.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 17)
Appendix

(Slide 18)
Financial & Operational Summary

	Quarter Ended March 31,			Year Ended December 31,
	2013		2012	2012	2011	2010

	($ in millions, except per share amounts)			($ in millions, except per share amounts)
Revenues	$ 733.6		$ 654.8	$ 2,715.0	$ 2,952.9	$ 2,610.7
EBITDA (1)	431.9	(2)	379.4	1,636.1	1,779.6	1,612.3
Adjusted Net Income (3)	146.0		106.4	485.2	637.8	604.1
Net Cash Flow (1)	426.3		370.8	1,598.9	1,766.0	1,579.7
Adjusted Diluted EPS (3)	$ 0.42		$ 0.30	$ 1.39	$ 1.82	$ 1.73
Diluted CFPS (1)	$ 1.22		$ 1.06	$ 4.59	$ 5.05	$ 4.52

Production (Bcfe)	147.8		133.4	565.0	500.0	404.7
Realized Avg. Gas Price ($/Mcf)	$ 3.43		$ 3.48	$ 3.44	$ 4.19	$ 4.64
Realized Avg. Oil Price ($/Bbl)	$ 106.93		$ 104.39	$ 101.54	$ 94.08	$ 76.84
Realized Avg. NGL Price ($/Bbl)	$ 47.97		---

Finding Cost ($/Mcfe) (4)				$ 2.08	$ 1.31	$ 1.02
Reserve Replacement (%) (4)				163%	299%	430%

Net Debt/Proved Reserves ($/Mcfe)				$ 0.42	$ 0.23	$ 0.22
Net Debt/Avg. Daily Production ($/Mcfe)	$ 1,023		$ 999	$ 1,082	$ 969	$ 972
Net Debt/Total Capitalization	35%		25%	35%	25%	27%

(1)   Net cash flow is net cash flow before changes in operating assets and liabilities.  Net cash flow, EBITDA and diluted CFPS are non-GAAP financial measures.

(2)   EBITDA for Q1 2013 excludes $30.8 million (pre-tax) of unrealized net loss on derivative contracts.  EBITDA is a non-GAAP financial measures.

(3) Adjusted net income and adjusted diluted EPS excludes non-cash ceiling test impairments and unrealized gains and losses on derivative contracts.  Both are non-GAAP financial measures.

(4)   Excludes reserve revisions and excludes capital investments in our sand facility, drilling rig related and ancillary equipment.

(Slide 19)
Gas Hedges in Place Through 2014

This slide contains a bar chart detailing gas hedges in place by quarter for year 2013 and year 2014.  A summary of these gas hedges is as follows:

			Average Price per Mcf	Percent
	Type	Hedged Volumes	(or Floor/Ceiling)	Hedged
2013	Swaps	285.7 Bcf	$4.76	45%
2014	Swaps	232.7 Bcf	$4.41	-

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 20)

SWN is One of the Lowest Cost Operators

This slide contains a bar graph that compares SWN to its competitors in terms of Lifting Cost per Mcfe of production (3 year average).

Lifting Cost per Mcfe
Of Production
(3 year average)
Cabot Oil & Gas	$0.75
Range Resources	$0.76
Ultra Petroleum	$0.81
Southwestern Energy Company	$0.93
Noble Energy	$1.02
Chesapeake Energy	$1.04
Forest Oil	$1.10
SM Energy	$1.26
EOG Resources	$1.34
Anadarko Petroleum	$1.44
Devon Energy	$1.57
Cimarex Energy	$1.67
Pioneer Natural Resources	$1.93
Apache	$2.08
Newfield Exploration	$2.32
Sandridge Energy	$2.38
Murphy	$2.43
Occidental Petroleum	$2.48
Marathon	$2.54
Denbury Resources	$4.15

This slide also contains a bar graph comparing SWN to its competitors in terms of Finding & Development Cost per Mcfe (3 year average).

Finding & Development Cost
per Mcfe
(3 year average)
Range Resources	$0.95
Ultra Petroleum	$1.09
Cabot Oil & Gas	$1.17
Southwestern Energy Company	$1.48
Noble Energy	$2.17
Chesapeake Energy	$2.18
Anadarko Petroleum	$2.26
SM Energy	$2.27
Pioneer Natural Resources	$2.33
Cimarex Energy	$2.45
Sandridge Energy	$2.51
Denbury Resources	$2.56
EOG Resources	$2.67
Forest Oil	$2.70
Devon Energy	$2.90
Newfield Exploration	$3.09
Occidental Petroleum	$3.39
Apache	$4.09
Murphy	$4.93
Marathon	$5.13

Source:  Public filings

Note: All data as of December 31, 2010, 2011 and 2012.  APC - Anadarko Petroleum, APA - Apache, COG - Cabot Oil & Gas, CHK - Chesapeake Energy, XEC - Cimarex Energy, DNR - Denbury Resources, DVN - Devon Energy, EOG - EOG Resources, FST - Forest Oil, MRO - Marathon Oil, MUR - Murphy Oil, NFX - Newfield Exploration, NBL - Noble Energy, OXY - Occidental Petroleum, PXD - Pioneer Natural Resources, RRC - Range Resources, SD - Sandridge Energy, SM - SM Energy, SWN - Southwestern Energy, UPL - Ultra Petroleum.

Lifting Cost per Mcfe defined as lease operating expenses plus production taxes divided by production.

        F&D Cost per Mcfe defined as the three-year sum of costs incurred in natural gas and oil exploration and development divided by the three-year sum of reserve additions from extensions and discoveries, improved recovery, revisions and purchases (excludes revisions).

(Slide 21)

Marcellus Shale – Horizontal Well Performance

	30th-Day Avg. Rate (# of Wells)		60th-Day Avg. Rate (# of Wells)		120th-Day Avg. Rate (# of Wells)		Average of CLAT (ft)
Q3 2010	1,405	(1)	3,680	(1)	2,491	(1)	2,927
Q4 2010	5,584	(6)	5,602	(6)	5,446	(6)	3,805
Q1 2011	5,052	(3)	6,013	(3)	5,525	(3)	3,864
Q2 2011	6,114	(7)	6,835	(7)	8,231	(7)	4,780
Q4 2011	5,284	(5)	4,508	(5)	6,011	(5)	4,129
Q1 2012	7,327	(2)	8,247	(2)	7,966	(2)	4,009
Q2 2012	3,859	(17)	3,677	(17)	3,958	(17)	3,934
Q3 2012	4,493	(8)	4,654	(8)	4,682	(8)	4,380
Q4 2012	4,606	(22)	4,760	(22)	5,151	(12)	3,830
Q1 2013	4,923	(12)	5,438	(2)			3,976

Notes: Data as of March 31, 2013.

(Slide 22)

Fayetteville Shale - Horizontal Well Performance

Time Frame		Wells Placed on Production	Average IP Rate (Mcf/d)		30th-Day Avg Rate (# of wells)		60th-Day Avg Rate (# of wells)		Avg Lateral Length
1st Qtr 2007		58	1,261		1,066	(58)	958	(58)	2,104
2nd Qtr 2007		46	1,497		1,254	(46)	1,034	(46)	2,512
3rd Qtr 2007		74	1,769		1,510	(72)	1,334	(72)	2,622
4th Qtr 2007		77	2,027		1,690	(77)	1,481	(77)	3,193
1st Qtr 2008		75	2,343		2,147	(75)	1,943	(74)	3,301
2nd Qtr 2008		83	2,541		2,155	(83)	1,886	(83)	3,562
3rd Qtr 2008		97	2,882		2,560	(97)	2,349	(97)	3,736
4th Qtr 2008	(1)	74	3,350	(1)	2,722	(74)	2,386	(74)	3,850
1st Qtr 2009	(1)	120	2,992	(1)	2,537	(120)	2,293	(120)	3,874
2nd Qtr 2009		111	3,611		2,833	(111)	2,556	(111)	4,123
3rd Qtr 2009		93	3,604		2,624	(93)	2,255	(93)	4,100
4th Qtr 2009		122	3,727		2,674	(122)	2,360	(120)	4,303
1st Qtr 2010	(2)	106	3,197	(2)	2,388	(106)	2,123	(106)	4,348
2nd Qtr 2010		143	3,449		2,554	(143)	2,321	(142)	4,532
3rd Qtr 2010		145	3,281		2,448	(145)	2,202	(144)	4,503
4th Qtr 2010		159	3,472		2,678	(159)	2,294	(159)	4,667
1st Qtr 2011		137	3,231		2,604	(137)	2,238	(137)	4,985
2nd Qtr 2011		149	3,014		2,328	(149)	1,991	(149)	4,839
3rd Qtr 2011		132	3,443		2,666	(132)	2,372	(132)	4,847
4th Qtr 2011		142	3,646		2,606	(142)	2,243	(142)	4,703
1st Qtr 2012		146	3,319		2,421	(146)	2,131	(146)	4,743
2nd Qtr 2012		131	3,500		2,515	(131)	2,225	(131)	4,840
3rd Qtr 2012		105	3,857		2,816	(105)	2,447	(105)	4,974
4th Qtr 2012		111	3,962		2,815	(111)	2,405	(111)	4,784
1st Qtr 2013		102	3,301		2,373	(76)	2,133	(45)	4,942

Note: Data as of March 31, 2013.

(1)

The significant increase in the average initial production rate for the fourth quarter of 2008 and the subsequent decrease for the first quarter of 2009 primarily reflected the impact of the delay in the Boardwalk Pipeline.

(2)

In the first quarter of 2010, the company’s results were impacted by the shift of all wells to “green completions” and the mix of wells, as a large percentage of wells were placed on production in the shallower northern and far eastern borders of the company’s acreage.

Additionally, this slide contains a line graph displaying gross production in MMcf/d for the Fayetteville Shale from January 2006 to January 2012. Gross operated production of approx. 1,933 MMcf/d as of March 31, 2013.  Periods of production affected by pipeline curtailment issues are denoted.

*  Gross operated production of approx. 1,933 MMcf/d as of March 31, 2013

*  2012 Fayetteville Shale F&D cost of $2.53/Mcf

(Slide 23)

Fayetteville Shale - Horizontal Well Performance

The graph contained in this slide provides average daily production data through December 31, 2012, for the company's horizontal wells drilled in the Fayetteville Shale.  This graph displays four composite curves, one composite curve showing the SW/XL normalized production from all the company's horizontal wells and three composite curves showing the results of the company's horizontal wells with laterals greater than 3,000 feet, greater than 4,000 feet, and greater than 5,000 feet. The production data is compared to 2 Bcf, 3 Bcf, and 4 Bcf typecurves from the company's reservoir simulation shale gas model.  Well counts and respective days of production are also displayed, as follows:

Days of Production	Total Well Count	Horizontal Wells with Laterals > 3,000 Feet	Horizontal Wells with Laterals > 4,000 Feet	Horizontal Wells with Laterals > 5,000 Feet
0	2,794	2,316	1,486	569
100	2,698	2,279	1,473	572
200	2,587	2,146	1,365	527
300	2,372	1,951	1,203	437
400	2,341	1,899	1,191	417
500	2,174	1,742	1,056	364
600	2,015	1,576	927	300
700	1,879	1,457	818	251
800	1,708	1,292	696	194
900	1,550	1,151	566	142
1,000	1,396	1,007	456	103
1,100	1,241	844	351	63
1,200	1,096	730	278	37
1,300	972	619	209	22
1,400	871	542	161	12
1,500	747	424	107	7

Note:  Data as of March 31, 2013. Excludes wells with mechanical problems (31).

(Slide 24)

Drilling & Completion Major Cost Categories

Average 2012 Fayetteville Shale Well Cost Estimate

This slide displays the estimated average 2012 major well cost categories as a proportion to the total average well costs.

Average 2013 Fayetteville Shale Well Cost Estimate
(in thousands)
Fracture Stimulation	$ 536
Rig	247
OCTG	203
Environmental & Restoration	136
Drilling Fluids	130
Directional Drilling	99
Wellhead & Surface Equipment	108
Other	129
Water Treatment/Disposal	30
Supervision	88
Surface Rentals	68
Location	200
Wireline	68
Rentals	59
Coil Tubing	83
D&C Fluids	74
Bits	44
Cementing	43
Fuel & Water	61
Trucking & Transportation	149
Formation Evaluation	17
Special Services	27
Land & Damages	29
Major Cost Categories	$ 2,725

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 25)

Water Demand: Perspective

The graphs contained in this slide compare the daily statewide demand for water in Arkansas by source to the average daily amount used by Southwestern Energy by source.

Statewide Demand:

11,500 million gallons/day

33% Ground Water

66% Surface Water

SWN Operations Demand:

10 million gallons/day (600 Wells/year)

25% Recycle/Reused Water SGW, FBW, & PW

75% Surface Water

A box accompanying the graphs states:

SWN Operations Less than 0.09% of State’s water demand

Source: U.S. Geological Survey, Central Arkansas Water, Southwestern Energy Company estimates.

Shallow Ground Water (SGW) – Ground water recovered from shallow formations during the air drilling process.

Flow Back Water (FBW) – Frac Fluid that is recovered from the well after the fracture stimulation.

Produced Water (PW) – Natural formation water that is returned to the surface throughout the producing life of the well.

(Slide 26)

Ark-La-Tex Division

This slide contains a map of the ArkLaTex Division, which is composed of East Texas and Arkoma Basin, in relation to Texas, Oklahoma, Arkansas, and Louisiana. The slide also contains two graphs outlining the production, capital expenditures, and reserves for East Texas (sold Overton field in 2012) and Arkoma Basin for the period extending from 2000 to 2012, summarized as follows:

	Arkoma Basin
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Production (Bcfe)	19.9	22.3	19.8	18.9	20.1	20.2	20.1	23.8	24.4	22	19.2	16.3	14.1
Reserve (Bcfe)	200.3	186	188.7	211.7	239.5	271	277	304	281	208	226	194	160
Capex (in millions)	$ 17.6	$ 28.6	$ 18.2	$ 32.9	$ 53.2	$ 64.5	$ 97.0	$ 148.0	$ 133.0	$ 40.0	$ 13.0	$ 7.7	6.0

	East Texas
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Production (Bcfe)	0.3	2.3	5.9	13.6	22.2	28.2	32	29.9	31.6	34.9	34.3	23.5	11.4
Reserve (Bcfe)	22	57.6	111	196.3	299.1	368.7	383	353	351	330	321	253	53
Capex (in millions)	$ 6.1	$ 30.9	$ 33.6	$ 97.3	$ 156.7	$ 183.6	$ 204.0	$ 201.0	$ 160.0	$ 167.0	$ 150.0	$ 68.0	$5.0

Arkoma Basin

Acreage: 114,287 net acres (at 12/31/12)

2012 Reserves: 160 Bcf (4% of total)

2012 Production: 14.1 Bcf (2% of total)

East Texas

Acreage: 49,340 net acres (at 12/31/12)

2012 Reserves: 53 Bcfe (1% of total)

2012 Production: 11.4 Bcfe (2% of total)

Notes: Conventional Arkoma acreage excludes 124,653 net acres in the conventional Arkoma Basin operating area that are also within the company’s Fayetteville Shale focus area.

(Slide 27)
New Brunswick, Canada Exploration Project

This slide contains a map of the Province of New Brunswick, Canada.  The acreage on which the company has obtained licenses to explore is highlighted on the map: Marysville (2,309,247 acres) and Cocagne (209,271 acres).  The McCully Field, Stoney Creek Field, M&NE Pipeline and the Green Road G-41 well are denoted on the map.

* SWN currently holds exploration licenses to over 2.5 million acres within the Maritimes Basin
* Principal targets are the conventional and unconventional sandstone and shale reservoirs of the Horton Group (Frederick Brook Shale)
* Oil and gas production from fields along southern flank:
* McCully - reserves 190 bcfg
* Stoney Creek - cum 800,000 bo, 30 bcfg
* 3-year initial exploration license to complete work program
* $47MM total work commitment with options for multiple 5-year extension leases

(Slide 28)

U.S. Gas Consumption and Sources

This slide displays U.S. dry gas production versus U.S. gas consumption in Bcf from 1975 to present. Net imports for the same period are also given.  U.S. gas production rising in recent years.

Source: EIA

(Slide 29)
U.S. Electricity Consumption

This line graph shows U.S. electricity consumption in billion kilowatt-hours per month from 1990 to present.

Source:  Edison Electric Institute

 (Slide 30)

U.S. Electricity Generation

This slide contains a chart showing Electricity Generation by Energy Source as a percentage of total.

Total 4,100 Billion kWh in 2011.

Energy Source	% of Total Electricity Generation
Coal	42%
Natural Gas	25%
Nuclear	19%
Hydroelectric	8%
Wind	3%
Other Renewables (1)	2%
Other (2)	1%

Additionally, this slide contains a chart displaying a comparison of Electricity Generation Capacities in 2010 compared to Trailing 12 Months Generation.

While coal and nuclear power plants operate at very high capacity, natural gas power plants are only running at 33% of their capacity.

Electricity Generation Capacities	Trailing 12 Month Generation (3)	2010 Capacity	Unused Capacity
Nuclear	90,326	101,167	11%
Coal	178,459	316,800	44%
Natural Gas	133,325	407,028	67%
1.	Geothermal, solar, wood and waste
2.	Petroleum and others gases
3.	July 2011 – June 2012

Source: EIA

(Slide 31)
U.S. Gas Drilling and Prices

This line graph denotes the number of rigs drilling for gas and the gas price in dollars per MMBtu through the period 2000 to present.

Source:  Baker Hughes, Bloomberg

(Slide 32)
Oil and Gas Price Comparison

This line graph compares the prices of Henry Hub natural gas and WTI crude oil in $/MMBtu and $/Bbl, respectively, for the period 1997 to present.

Source:  Bloomberg

 (Slide 33)

Explanation and Reconciliation of Non-GAAP Financial Measures: Net Cash Flow

We report our financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide users of this financial information additional meaningful comparisons between current results and the results of our peers and of prior periods. One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred. These adjusted amounts are not a measure of financial performance under GAAP.

	12 Months Ended December 31,
	2012	2011	2010
	(in thousands)
Net cash provided by operating activities	$ 1,653,942	$ 1,739,817	$ 1,642,585
Add back (deduct):
Change in operating assets and liabilities	(55,061)	26,201	(62,906)
Net cash flow	$ 1,598,881	$ 1,766,018	$ 1,579,679

26
	3 Months Ended March 31,
	2013	2012
	(in thousands)
Net cash provided by operating activities	$ 372,138	$ 444,663
Add back (deduct):
Change in operating assets and liabilities	54,114	(73,843)
Net cash flow	$ 426,252	$ 370,820

2013 Guidance
NYMEX Commodity Price Assumption
	$3.50 Gas	$3.75 Gas	$4.00 Gas
	$85.00 Oil	$85.00 Oil	$85.00 Oil
($ in millions)
Net cash provided by operating activities	$1,800 - $1,810	$1,870 - $1,880	$1,940 - $1,950
Add back (deduct):
Assumed change in operating assets and liabilities	--	--	--
Net cash flow	$1,800 - $1,810	$1,870 - $1,880	$1,940 - $1,950

Note that the information contained on this slide constitutes a "Forward-Looking Statement".

(Slide 34)

Explanation and Reconciliation of Non-GAAP Financial Measures: Adjusted Net Income

Additional non-GAAP financial measures we may present from time to time are net income attributable to Southwestern Energy and diluted earnings per share attributable to Southwestern Energy stockholders, both of which exclude certain charges or amounts.  Management presents these measures because (i) they are consistent with the manner in which the Company’s performance is measured relative to the performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	12 Months Ended		12 Months Ended
	December 31, 2012		December 31, 2009
	($ in thousands)	(per share)	($ in thousands)	(per share)
Net loss attributable to SWN	$ (707,064)	$ (2.03)	$ (35,650)	$ (0.10)
Add back (deduct):
Impairment of natural gas & oil properties (net of taxes)	1,192,412	3.42	558,305	1.62
Unrealized gain (loss) on derivative contracts (net of taxes)	(167)	---	---	---
Adjusted net income	$ 485,181	$ 1.39	$ 522,655	$ 1.52

	3 Months Ended		3 Months Ended
	March 31, 2013		March 31, 2012
	($ in thousands)	(per share)	($ in thousands)	(per share)
Net income attributable to SWN	$ 127,515	$ 0.36	$ 107,704	$ 0.31
Deduct (add back):
Impairment of natural gas & oil properties (net of taxes)	---	---	---	---
Unrealized gain (loss) on derivative contracts (net of taxes)	18,473	$ 0.06	(1,276)	(0.01)
Adjusted net income	$ 145,988	$ 0.42	$ 106,428	$ 0.30

(Slide 35)

Explanation and Reconciliation of Non-GAAP Financial Measures: EBITDA

EBITDA is defined as net income plus interest, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry.  EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. Net income is a financial measure calculated and presented in accordance with generally accepted accounting principles. The table below reconciles historical EBITDA with historical net income.

	3 Months ended March 31,
	2013	2012

Net income (loss) attributable to SWN	$ 127,515	$ 107,704
Add back:
Net interest expense	9,021	7,338
Provision (benefit) for income taxes	85,097	70,718
Depreciation, depletion and amortization	179,467	193,627
EBITDA	$ 401,100	$ 379,387

	12 Months Ended December 31,
	2012	2011		2010	2009		2008	2007	2006	2005	2004	2003		2002
	($ in thousands)
Net income (loss)	$(707,064)	(1)	$ 637,769	$ 604,118	$ (35,650)	(4)	$567,946	$221,174	$162,636	$147,760	$103,576	$48,897		$14,311
Add back:
Net interest expense	35,657		24,075	26,163	18,638		28,904	23,873	679	15,040	16,992	17,311		21,466
Provision (benefit) for income taxes	(443,139)	(2)	413,221	391,659	(16,363)	(5)	350,999	135,855	99,399	86,431	59,778	28,372	(7)	8,708
Depreciation, depletion and amortization	2,750,327	(3)	704,511	590,332	1,401,470	(6)	414,460	294,500	151,795	96,641	74,919	56,833		54,095
EBITDA	$2,078,920		$1,779,576	$1,612,272	$1,368,095		$1,362,309	$675,402	$414,509	$345,872	$255,265	$151,413		$98,580

(1) Net income (loss) includes after tax full cost ceiling impairments of our natural gas and oil properties of $1,192.4 million.
(2) Provision (benefit) for income taxes includes the ($747.3) million income tax benefit related to the non-cash ceiling impairments of our natural gas and oil properties.
(3) Depreciation, depletion and amortization includes $1,939.7 million for non-cash ceiling impairments of our natural gas and oil properties.
(4) Net income (loss) includes the after tax $558.3 million non-cash ceiling impairment of our natural gas and oil properties recorded in Q1 2009.
(5) Provision (benefit) for income taxes includes the ($349.5) million income tax benefit related to the non-cash ceiling impairment of our natural gas and oil properties recorded in Q1 2009.
(6) Depreciation, depletion and amortization includes the $907.8 million non-cash ceiling impairment of our natural gas and oil properties recorded in Q1 2009.
(7) Provision for income taxes for 2003 includes the tax benefit associated with the cumulative effect of adoption of accounting principle.

The table below reconciles forecasted EBITDA with forecasted net income for 2013, assuming various NYMEX price scenarios and the corresponding estimated impact on the company's results for 2013, including current hedges in place:

2013 Guidance
Overall Corporate
NYMEX Commodity Price Assumption
	$3.50 Gas	$3.75 Gas	$4.00 Gas	Midstream Services Segment(1)
	$85.00 Oil	$85.00 Oil	$85.00 Oil
($ in millions)
Net income attributable to SWN	$580-$590	$620-$630	$665-$675	$170-$175
Add back:
Provision for income taxes	387-393	413-420	443-450	113-117
Interest expense	36-38	35-37	34-36	13-15
Depreciation, depletion and amortization	850-860	850-860	850-860	55-57
EBITDA	$1,860-$1,870	$1,930-$1,940	$2,005-$2,015	$355-$360

(1)	Midstream Services segment results assume NYMEX commodity prices of $3.50 per Mcf for natural gas and $85.00 per barrel for crude oil for 2013.

Note that the information contained on this slide constitutes a "Forward-Looking Statement".